UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): February 6, 2014

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53173	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Broadway, 6th Floor

Cambridge, MA 02139

 (Address of principal executive offices) (Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2014, the Company entered into an Amendment (the “Lonza Amendment”), effective as January 30, 2014, to the Development and Manufacturing Services Agreement (the “Lonza Agreement”), dated October 16, 2007, as amended on May 19, 2011, between the Company and LONZA Sales Ltd. (“Lonza”).  The Lonza Agreement had initially provided that it would expire no later than October 16, 2009.  On May 19, 2011, the Company and Lonza amended the Lonza Agreement to provide that the Lonza Agreement would expire on April 4, 2013.  The Lonza Amendment further amends the Lonza Agreement to provide that the Lonza Agreement will expire on December 31, 2015.

The preceding description of the Lonza Amendment is qualified in its entirety by reference to the full text of the Lonza Amendment, a copy of which is attached hereto as Exhibit 10.1.  The terms of the Lonza Amendment are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index, which immediately follows the signature page hereof and is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 11, 2014

Radius Health, Inc.

By:	/s/ B. NICHOLAS HARVEY
Name: B. Nicholas Harvey
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment No. 2 to Development and Manufacturing Services Agreement, dated January 30, 2014, by and between the Company and LONZA Sales Ltd.